Exhibit 99.1

NETAPP REPORTS THIRD QUARTER FISCAL YEAR 2017 RESULTS

Net Revenues of $1.40 Billion; Up 5% Quarter-over-Quarter and 1% Year-over-Year;

GAAP EPS of $0.52 and Non-GAAP EPS of $0.82

•	All-flash array annualized net revenue run rate almost $1.40 billion, up 160% year-over-year.
•	Nearly 300 petabytes of flash shipped.
•	Clustered Data ONTAP™ managing 50% of installed base capacity.
•	$336 million returned to shareholders in share repurchases and a cash dividend.

Sunnyvale, Calif.—February 15, 2017—NetApp (NASDAQ: NTAP) today reported financial results for the third quarter of fiscal year 2017, ended January 27, 2017.

Third Quarter Financial Results

Net revenues for the third quarter of fiscal year 2017 were $1.40 billion. GAAP net income for the third quarter of fiscal year 2017 was $146 million, or $0.52 per share,1 compared to GAAP net income of $153 million, or $0.52 per share, for the comparable period of the prior year. Non-GAAP net income for the third quarter of fiscal year 2017 was $231 million, or $0.82 per share,2 compared to non-GAAP net income of $206 million, or $0.70 per share, for the comparable period of the prior year.

Cash, Cash Equivalents and Investments

NetApp ended the third quarter of fiscal year 2017 with $4.6 billion in total cash, cash equivalents and investments. During the third quarter of fiscal year 2017, the Company generated $235 million in cash from operations and returned $336 million to shareholders through share repurchases and a cash dividend.

The Company announced the next cash dividend of $0.19 per share. The quarterly dividend will be paid on April 26, 2017 to shareholders of record as of the close of business on April 7, 2017.

“Q3 marked another quarter of strong execution by NetApp,” said George Kurian, chief executive officer. “The transformation of NetApp is yielding solid results and has changed the trajectory of our business. With our industry-leading portfolio of solutions and Data Fabric strategy, NetApp is well positioned to lead in the next era of IT.”

Q4 Fiscal Year 2017 Outlook

The Company provided the following financial guidance for the fourth quarter of fiscal year 2017:

•	Net revenues are expected to be in the range of $1.365 billion to $1.515 billion.
•	GAAP earnings per share is expected to be in the range of $0.60 to $0.65 per share.
•	Non-GAAP earnings per share is expected to be in the range of $0.79 to $0.84 per share.

Business Highlights

•	NetApp Expands Cloud Data Management and All-Flash Offerings
-

NetApp Improves Control, Simplifies Movement of Data in the Hybrid Cloud. New Data Fabric solutions and services speed data access and visibility, enhance data protection and security, and help customers extract value from their data from anywhere in the hybrid cloud.

-

NetApp Expands All-Flash Portfolio with New Entry-Level Array. The NetAppTM All Flash FAS (AFF) A200 expands the market opportunity for the world’s fastest and most efficient cloud-connected enterprise storage portfolio. The entry-level system delivers enterprise-grade flash performance at a very attractive price point and is ideal for midsize businesses that are making the move to all flash.

•	Customers Team with NetApp to Accelerate Performance and Responsiveness
-

Carrenza Supports Rapidly Evolving Customer Application and Infrastructure Demands with NetApp SolidFire. Global cloud service company Carrenza leverages NetApp SolidFireTM all-flash storage to enable customers to scale and accelerate business performance, increase infrastructure agility and responsiveness, and reduce storage maintenance time and administration effort.

-	Cologne Broadcasting Center (CBC) Upgrades TV Production and Delivery Services with NetApp. A new production storage and disaster recovery infrastructure has improved

CBC broadcast service offerings throughout Germany with solutions delivered by NetApp and partner Pixit Media.
-

Wirestorm Delivers DevOps in the Cloud with NetApp ONTAP Cloud for Amazon Web Services (AWS). To accelerate and automate its DevOps process, Wirestorm deployed NetApp ONTAPTM Cloud. This Data Fabric solution delivers everything that the company needs for DevOps in the cloud—without a single physical array—enabling Wirestorm to use only laptops. The framework that it created with NetApp has enabled Wirestorm to automate so efficiently that it can implement an end-to-end solution all the way to AWS in less than a minute.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:30 p.m. Pacific Time today.

About NetApp

Leading organizations worldwide count on NetApp for software, systems and services to manage and store data. We help customers capitalize on the value of their data in the hybrid cloud through our Data Fabric strategy, data management expertise, portfolio and ecosystem. To learn more, visit www.netapp.com.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Q4 Fiscal Year 2017 Outlook section and statements made about the trajectory of our business and our ability to lead in the digital era. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as our ability to understand, and effectively respond to changes affecting our market environment, product, technologies and customer requirements, including the impact of the cloud, customer demand for and acceptance of our products and services, our ability to reduce our cost structure, streamline the business and improve efficiency, our ability to effectively integrate the SolidFire acquisition, and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted Annual Report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

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NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

1 GAAP earnings per share is calculated using the diluted number of shares.

2 Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) acquisition-related expenses, (d) restructuring and other charges, (e) asset impairments, (f) gains/losses on the sale of properties, and (g) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. Non-GAAP earnings per share is calculated using the diluted number of shares for all periods presented. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, and free cash flow, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock, after deducting capital expenditures. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

D. Restructuring and other charges. These charges include restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. These items are not ordinarily included in our annual operating plan and related budget due to the unpredictability of the timing and size of these events. We therefore exclude them in our assessment of operational performance.

E. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

F. Gains/losses on the sale of properties. These are gains/losses from the sale of our properties. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

 G. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 27, 2017	April 29, 2016

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,639	$5,303
Accounts receivable	605	813
Inventories	125	98
Other current assets	277	234
Total current assets	5,646	6,448

Property and equipment, net	892	937
Goodwill and purchased intangible assets, net	1,821	1,856
Other non-current assets	696	796
Total assets	$9,055	$10,037

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$258	$254
Accrued expenses	747	765
Commercial paper notes	392	—
Short-term loan	—	849
Current portion of long-term debt	748	—
Short-term deferred revenue and financed unearned services revenue	1,699	1,794
Total current liabilities	3,844	3,662
Long-term debt	744	1,490
Other long-term liabilities	238	413
Long-term deferred revenue and financed unearned services revenue	1,535	1,591
Total liabilities	6,361	7,156

Stockholders' equity	2,694	2,881
Total liabilities and stockholders' equity	$9,055	$10,037

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 27, 2017	January 29, 2016	January 27, 2017	January 29, 2016

Revenues:
Product	$784	$750	$2,154	$2,229
Software maintenance	240	234	723	715
Hardware maintenance and other services	380	402	1,161	1,222
Net revenues	1,404	1,386	4,038	4,166

Cost of revenues:
Cost of product	435	381	1,170	1,134
Cost of software maintenance	7	9	22	28
Cost of hardware maintenance and other services	111	141	369	449
Total cost of revenues	553	531	1,561	1,611
Gross profit	851	855	2,477	2,555

Operating expenses:
Sales and marketing	381	418	1,228	1,358
Research and development	181	200	588	660
General and administrative	64	70	201	223
Restructuring and other charges	52	—	52	28
Acquisition-related expense	—	2	—	2
Gain on sale of properties	(10)	—	(10)	—
Total operating expenses	668	690	2,059	2,271

Income from operations	183	165	418	284

Other income (expense), net	—	(2)	(1)	1

Income before income taxes	183	163	417	285

Provision for income taxes	37	10	98	48

Net income	$146	$153	$319	$237

Net income per share:
Basic	$0.53	$0.52	$1.15	$0.80

Diluted	$0.52	$0.52	$1.13	$0.79

Shares used in net income per share calculations:
Basic	274	293	277	297

Diluted	281	296	282	300

Cash dividends declared per share	$0.190	$0.180	$0.570	$0.540

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 27, 2017	January 29, 2016	January 27, 2017	January 29, 2016
Cash flows from operating activities:
Net income	$146	$153	$319	$237
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56	66	173	202
Stock-based compensation	46	63	149	199
Gain on sale of properties	(10)	—	(10)	—
Other items, net	52	(22)	65	(74)
Changes in assets and liabilities:
Accounts receivable	(56)	1	208	190
Inventories	(28)	23	(27)	44
Accounts payable	26	(53)	13	(113)
Accrued expenses	17	10	(121)	(78)
Deferred revenue and financed unearned services revenue	31	85	(148)	(52)
Changes in other operating assets and liabilities, net	(45)	29	—	74
Net cash provided by operating activities	235	355	621	629
Cash flows from investing activities:
Redemptions (purchases) of investments, net	(188)	91	2	879
Purchases of property and equipment	(45)	(41)	(137)	(125)
Other investing activities, net	3	(1)	2	(1)
Net cash provided by (used in) investing activities	(230)	49	(133)	753
Cash flows from financing activities:
Issuance of common stock under employee stock award plans	45	45	70	70
Repurchase of common stock	(284)	(85)	(576)	(698)
Changes in commercial paper notes, net	392	—	392	—
Repayment of short-term loan	—	—	(850)	—
Dividends paid	(52)	(52)	(157)	(159)
Other financing activities, net	(4)	(4)	(7)	(3)
Net cash provided by (used in) financing activities	97	(96)	(1,128)	(790)

Effect of exchange rate changes on cash and cash equivalents	(2)	(11)	(15)	(19)

Net increase (decrease) in cash and cash equivalents	100	297	(655)	573
Cash and cash equivalents:
Beginning of period	2,113	2,198	2,868	1,922
End of period	$2,213	$2,495	$2,213	$2,495

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DIO, DPO, CCC and Inventory Turns)
(Unaudited)

	Q3 FY'17	Q2 FY'17	Q3 FY'16

Revenues
Product (1)	$784	$710	$750
Strategic	$512	$452	$419
Mature	$272	$258	$331
Software Maintenance	$240	$242	$234
Hardware Maintenance and Other Services:	$380	$388	$402
Hardware Maintenance Support Contracts	$313	$316	$326
Professional and Other Services	$67	$72	$76
Net Revenues	$1,404	$1,340	$1,386

Geographic Mix
	% of Q3 FY'17 Revenue	% of Q2 FY'17 Revenue	% of Q3 FY'16 Revenue
Americas	55%	57%	54%
Americas Commercial	44%	42%	44%
U.S. Public Sector	10%	16%	10%
EMEA	33%	30%	33%
Asia Pacific	13%	13%	13%

Pathways Mix
	% of Q3 FY'17 Revenue	% of Q2 FY'17 Revenue	% of Q3 FY'16 Revenue
Direct	21%	22%	22%
Indirect	79%	78%	78%

Non-GAAP Gross Margins
	Q3 FY'17	Q2 FY'17	Q3 FY'16
Non-GAAP Gross Margin	61.5%	62.7%	63.1%
Product	45.7%	48.2%	51.1%
Software Maintenance	97.1%	97.1%	96.2%
Hardware Maintenance and Other Services	71.6%	67.8%	66.2%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q3 FY'17	Q2 FY'17	Q3 FY'16
Non-GAAP Income from Operations	$284	$204	$244
% of Net Revenues	20.2%	15.2%	17.6%
Non-GAAP Income before Income Taxes	$284	$204	$242
Non-GAAP Effective Tax Rate	18.6%	17.3%	14.9%

Non-GAAP Net Income
	Q3 FY'17	Q2 FY'17	Q3 FY'16
Non-GAAP Net Income	$231	$169	$206
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	281	284	296
Non-GAAP Income per Share, Diluted	$0.82	$0.60	$0.70

Select Balance Sheet Items
	Q3 FY'17	Q2 FY'17	Q3 FY'16
Deferred Revenue and Financed Unearned Services Revenue	$3,234	$3,201	$3,126
DSO (days)	39	37	38
DIO (days)	21	17	17
DPO (days)	42	45	30
CCC (days)	17	9	26
Inventory Turns	18	21	21

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days inventory outstanding (DIO) is defined as net inventories divided by cost of revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Cash conversion cycle (CCC) is defined as DSO plus DIO minus DPO.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q3 FY'17	Q2 FY'17	Q3 FY'16
Net Cash Provided by Operating Activities	$235	$158	$355
Purchases of Property and Equipment	$45	$56	$41
Free Cash Flow	$190	$102	$314
Free Cash Flow as a % of Net Revenues	13.5%	7.6%	22.7%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

(1) Sales of certain products which should have been reported as strategic products were improperly reported as mature product revenues. All periods presented have been recast to reflect the appropriate classification.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY17	Q2'FY17	Q3'FY16

NET INCOME	$146	$109	$153
Adjustments:
Amortization of intangible assets	13	11	14
Stock-based compensation	46	51	63
Restructuring and other charges	52	—	—
Acquisition-related expense	—	—	2
Gain on sale of properties	(10)	—	—
Income tax effect of non-GAAP adjustments	(16)	(2)	(26)
NON-GAAP NET INCOME	$231	$169	$206

COST OF REVENUES	$553	$511	$531
Adjustments:
Amortization of intangible assets	(8)	(7)	(13)
Stock-based compensation	(4)	(4)	(6)
NON-GAAP COST OF REVENUES	$541	$500	$512

COST OF PRODUCT REVENUES	$435	$376	$381
Adjustments:
Amortization of intangible assets	(8)	(7)	(13)
Stock-based compensation	(1)	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$426	$368	$367

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$111	$128	$141
Adjustment:
Stock-based compensation	(3)	(3)	(5)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$108	$125	$136

GROSS PROFIT	$851	$829	$855
Adjustments:
Amortization of intangible assets	8	7	13
Stock-based compensation	4	4	6
NON-GAAP GROSS PROFIT	$863	$840	$874

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY17	Q2'FY17	Q3'FY16

SALES AND MARKETING EXPENSES	$381	$418	$418
Adjustments:
Amortization of intangible assets	(5)	(4)	(1)
Stock-based compensation	(20)	(21)	(27)
NON-GAAP SALES AND MARKETING EXPENSES	$356	$393	$390

RESEARCH AND DEVELOPMENT EXPENSES	$181	$200	$200
Adjustment:
Stock-based compensation	(14)	(17)	(20)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$167	$183	$180

GENERAL AND ADMINISTRATIVE EXPENSES	$64	$69	$70
Adjustment:
Stock-based compensation	(8)	(9)	(10)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$56	$60	$60

RESTRUCTURING AND OTHER CHARGES	$52	$—	$—
Adjustment:
Restructuring and other charges	(52)	—	—
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$—	$—	$2
Adjustment:
Acquisition-related expense	—	—	(2)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

GAIN ON SALE OF PROPERTIES	$(10)	$—	$—
Adjustment:
Gain on sale of properties	10	—	—
NON-GAAP GAIN ON SALE OF PROPERTIES	$—	$—	$—

OPERATING EXPENSES	$668	$687	$690
Adjustments:
Amortization of intangible assets	(5)	(4)	(1)
Stock-based compensation	(42)	(47)	(57)
Restructuring and other charges	(52)	—	—
Acquisition-related expense	—	—	(2)
Gain on sale of properties	10	—	—
NON-GAAP OPERATING EXPENSES	$579	$636	$630

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY17	Q2'FY17	Q3'FY16

INCOME FROM OPERATIONS	$183	$142	$165
Adjustments:
Amortization of intangible assets	13	11	14
Stock-based compensation	46	51	63
Restructuring and other charges	52	—	—
Acquisition-related expense	—	—	2
Gain on sale of properties	(10)	—	—
NON-GAAP INCOME FROM OPERATIONS	$284	$204	$244

INCOME BEFORE INCOME TAXES	$183	$142	$163
Adjustments:
Amortization of intangible assets	13	11	14
Stock-based compensation	46	51	63
Restructuring and other charges	52	—	—
Acquisition-related expense	—	—	2
Gain on sale of properties	(10)	—	—
NON-GAAP INCOME BEFORE INCOME TAXES	$284	$204	$242

PROVISION FOR INCOME TAXES	$37	$33	$10
Adjustment:
Income tax effect of non-GAAP adjustments	16	2	26
NON-GAAP PROVISION FOR INCOME TAXES	$53	$35	$36

NET INCOME PER SHARE	$0.52	$0.38	$0.52
Adjustments:
Amortization of intangible assets	0.05	0.04	0.05
Stock-based compensation	0.16	0.18	0.21
Restructuring and other charges	0.19	—	—
Acquisition-related expense	—	—	0.01
Gain on sale of properties	(0.04)	—	—
Income tax effect of non-GAAP adjustments	(0.06)	(0.01)	(0.09)
NON-GAAP NET INCOME PER SHARE	$0.82	$0.60	$0.70

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q3'FY17	Q2'FY17	Q3'FY16

Gross margin-GAAP	60.6%	61.9%	61.7%
Cost of revenues adjustments	0.9%	0.8%	1.4%
Gross margin-Non-GAAP	61.5%	62.7%	63.1%

GAAP cost of revenues	$553	$511	$531
Cost of revenues adjustments:
Amortization of intangible assets	(8)	(7)	(13)
Stock-based compensation	(4)	(4)	(6)
Non-GAAP cost of revenues	$541	$500	$512

Net revenues	$1,404	$1,340	$1,386

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q3'FY17	Q2'FY17	Q3'FY16

Product gross margin-GAAP	44.5%	47.0%	49.2%
Cost of product revenues adjustments	1.1%	1.1%	1.9%
Product gross margin-Non-GAAP	45.7%	48.2%	51.1%

GAAP cost of product revenues	$435	$376	$381
Cost of product revenues adjustments:
Amortization of intangible assets	(8)	(7)	(13)
Stock-based compensation	(1)	(1)	(1)
Non-GAAP cost of product revenues	$426	$368	$367

Product revenues	$784	$710	$750

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q3'FY17	Q2'FY17	Q3'FY16

Hardware maintenance and other services gross margin-GAAP	70.8%	67.0%	64.9%
Cost of hardware maintenance and other services revenues adjustments	0.8%	0.8%	1.2%
Hardware maintenance and other services gross margin-Non-GAAP	71.6%	67.8%	66.2%

GAAP cost of hardware maintenance and other services revenues	$111	$128	$141
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(3)	(3)	(5)
Non-GAAP cost of hardware maintenance and other services revenues	$108	$125	$136

Hardware maintenance and other services revenues	$380	$388	$402

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q3'FY17	Q2'FY17	Q3'FY16

GAAP effective tax rate	20.2%	23.2%	6.1%
Adjustment:
Tax effect of non-GAAP adjustments	(1.6)%	(5.9)%	8.8%
Non-GAAP effective tax rate	18.6%	17.3%	14.9%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q3'FY17	Q2'FY17	Q3'FY16
Net cash provided by operating activities	$235	$158	$355
Purchases of property and equipment	(45)	(56)	(41)
Free cash flow	$190	$102	$314

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER FISCAL 2017

Fourth Quarter
Fiscal 2017

Non-GAAP Guidance - Net Income Per Share	$0.79 - $0.84

Adjustments of Specific Items to Net Income
Per Share for the Fourth Quarter Fiscal 2017:
Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.16)
Income tax effect of non-GAAP adjustments	0.02
Total Adjustments	(0.19)

GAAP Guidance - Net Income Per Share	$0.60 - $0.65

Press Contact:

Judy Radlinsky

NetApp

1 408 822 6527

judy.radlinsky@netapp.com

Investor Contact:

Kris Newton

NetApp

1 408 822 3312

kris.newton@netapp.com